Exhibit 23(a)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 22, 1999, March 27, 1998, March 17, 1998, and March 24, 1997, on the financial statements of Vanguard Cellular
Systems, Inc., Eastern North Carolina Cellular Joint Venture, Inter*Act Systems, Incorporated, and PT Rajasa Hazanah Perkasa, respectively, included in this Form 10-K of Vanguard Cellular Systems, Inc. (the Company), into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form S-3 Registration Statement No. 33-61295, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559, Form S-8 Registration Statement No. 33-69824, Form S-8 Registration Statement No. 333-34771, Form S-8 Registration Statement No. 333-34785, and Form S-8 Registration Statement No. 333-34787.

                                                             Arthur Andersen LLP


Greensboro, North Carolina,
March 29, 1999.